STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement ("Agreement") is made as of July 31, 1999, by Signal Apparel Company, Inc., an Indiana corporation ("Seller"), John Prutch, an individual resident in Palatine, Illinois ("Buyer"), and GIDI Holdings, Inc., an Illinois corporation (the "Acquired Company").

RECITALS

WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares of common stock of the Acquired Company (the "Shares"), for the consideration and on the terms set forth in this Agreement. Seller will retain all issued and outstanding shares of Series A Preferred Stock of GIDI Holdings, Inc., and Buyer will not purchase any shares of preferred stock at Closing.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1. SALE AND TRANSFER OF SHARES; CLOSING

1.1 SHARES

Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

1.2 PURCHASE PRICE

The consideration for the Shares will be Buyer's assumption of the indebtedness of the Acquired Company, as provided herein (the "Purchase Price").

1.3 CLOSING

The purchase and sale and related transactions (the "Closing") provided for in this Agreement will take place at the offices of Seller's counsel, Witt, Gaither & Whitaker, P.C., located at Suite 1100 SunTrust Bank Building, 736 Market Street, Chattanooga, Tennessee, at 10:00 a.m. (local time) on August 5, 1999 (the "Closing Date"), or at such other time, date and place as the parties may agree.

1.4 CLOSING OBLIGATIONS

At the Closing:

(a) Seller will deliver or cause to be delivered to Buyer:

(i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

(ii) stock records and minute books of the Acquired Company, and other books, records and property of the Acquired Company in the possession or under the control of the Seller; and

(iii) a certificate executed by Seller to the effect that, except as otherwise stated in such certificate, each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

(b) Buyer will deliver or cause to be delivered to Seller:

(i) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

2.1 ORGANIZATION AND GOOD STANDING

(a) The Acquired Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its material contracts.

(b) Seller has delivered to Buyer true and correct copies of the organizational documents of the Acquired Company, as currently in effect.

2.2 AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the right, power, and authority to execute and deliver this Agreement and Seller's closing documents;

(b) Except as set forth in Schedule 2.2 , neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement by Seller (the "Contemplated Transactions") will, to Seller's best knowledge, give any person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any legal requirement to which Seller may be subject; or (ii) any contract to which Seller is a party or by which Seller may be bound.

(c) Seller is not and will not be required to obtain any consent from any person in connection

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

with the execution and delivery of this Agreement as the consummation or performance of any of the Contemplated Transactions.

2.3 CAPITALIZATION

(a) The authorized equity securities of the Acquired Company consists of 10,000 shares of common stock, no par value per share, of which 2,000 shares are issued and outstanding and constitute the Shares, and 35 shares of Series A Preferred Stock, having a stated value of $10,000 per share, of which 35 shares are issued and outstanding and owned legally and beneficially by Seller. The resolution of the Board of Directors of GIDI Holdings, Inc. fixing the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, of the Series A Preferred Stock is attached hereto as ANNEX A (the "Resolution"). Pursuant to a recapitalization of the Acquired Company, Seller acquired such shares of Series A Preferred Stock in consideration for its contribution to capital of the Acquired Company of Seller's right to payment of $350,000 of the outstanding indebtedness owing by the Acquired Company to Seller (the "Intercompany Debt") and Seller then contributed its right to payment of the outstanding balance of the Intercompany Debt to the Acquired Company as additional paid-in capital, all of which is so reflected as of the date hereof on the respective books and records of the Acquired Company and Seller. Except for the Intercompany Debt so contributed, no Intercompany Debt has been incurred or is outstanding. All of the outstanding equity securities of the Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights. There are no contracts, commitments, agreements, obligations, options, or other rights relating to the issuance, sale, or transfer of any equity securities or other securities of the Acquired Company, except as set forth in this Agreement. The Acquired Company does not own, or have any contract, commitments, agreements, obligations, options, or other rights to acquire, any equity securities or other securities of any person or any direct or indirect equity or ownership interest in any other business.

(b) At the Closing, Seller will duly and validly sell, assign and deliver to Buyer, whereupon Buyer will be vested with good and marketable title to, all of the Shares, free and clear of all liens, claims, encumbrances, restrictions and third party rights.

2.4 BROKERS OR FINDERS

Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Seller will indemnify and hold Buyer harmless from any such payment alleged to be due by or through seller as a result of the action of seller or his agents.

2.5 DISCLAIMER OF WARRANTIES

Except as expressly set forth in this Article 2, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Acquired Company, and any such other representations or warranties relating to the Acquired Company is hereby expressly disclaimed.


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

Buyer hereby acknowledges and agrees that, except to the extent set forth in this Article 2, Buyer is acquiring the Acquired Company on an "as-is; where-is" basis.

2.6  TAXES

All returns of the Acquired Company required by law to be filed have been properly and accurately prepared and duly filed in a timely manner, and all Taxes shown on such Returns to be due and payable have been paid or adequate accruals therefor have been made by it. As used in this Agreement, the term "Taxes" means all federal and state, income, gross receipts, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, stamp, customs, duties or other taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term
"Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes.

2.7  CONTRACTS

Except as disclosed in writing or provided to Buyer on or before the date of this Agreement, the Acquired Company is not a party to, or bound by, or the issuer or beneficiary of, any undisclosed written or oral: (i) agreement or arrangement obligating or potentially obligating the Acquired Company to pay an aggregate amount in excess of $50,000, including, without limitation, any purchase, sale, supply or distribution or vending agreement or arrangement; (ii) employment or consulting agreement or arrangement; (iii) plan, contract or arrangement providing for bonuses, options, deferred compensation, retirement payments, profit sharing, medical and dental benefits or the like covering employees of the Acquired Company; (iv) agreement restricting in any manner the Acquired Company's right to compete with, sell to or purchase from any other person or entity or the ability of such person or entity to employ any of the Acquired Company's employees; (v) guaranty, performance, bid or completion bond, or surety or indemnification agreement; (vi) requirements contract; (vii) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit; (viii) power of attorney; (ix) partnership or joint venture agreement; (x) insurance contracts; or (xi) any other agreement not entered into in the ordinary course of business.

2.8  FALSE OR MISLEADING INFORMATION

No information of a factual nature set forth in this Agreement contains or will contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements or information contained therein, in the light of the circumstances under which such statements are made, not misleading.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:


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

3.1 AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the right, power, and authority to execute and deliver this Agreement and the Buyer's closing documents and to perform his obligations under this Agreement and the Buyer's closing documents.

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will to Buyer's best knowledge give any person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i) any legal requirement or order to which Buyer may be subject; or

(ii) any contract to which Buyer is a party or by which Buyer may be bound.

(c) Buyer is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the contemplated transactions.

3.2 CERTAIN PROCEEDINGS

There is no pending proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, no such proceeding has been threatened.

3.3 BROKERS OR FINDERS

Buyer has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Buyer will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or his agents.

3.4 ACCOUNTS PAYABLE

Buyer represents and warrants that the accounts listed on Annex C are all of the trade accounts payable by the Acquired Company as of the date hereof.

ARTICLE 4. COVENANTS OF SELLER PRIOR TO CLOSING DATE

4.1 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANY

Between the date of this Agreement and the Closing Date, Seller will, and will cause the Acquired Company to:

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

(a) confer with Buyer concerning operational matters of a material nature; and

(b) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Acquired Company.

4.2 REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Seller will, and will cause the Acquired Company to, make all filings required by legal requirements to be made in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Acquired Company to: (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by legal requirements to make in connection with the contemplated transactions, and (b) cooperate with Buyer in obtaining all required consents.

4.3 NOTIFICATION

Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or the Acquired Company becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or the Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. No such notice shall relieve Seller of any liability for any such breach, nor shall such notice or the consummation of the Contemplated Transactions constitute a waiver by Buyer of any rights or remedies with respect to such breach.

ARTICLE 5. COVENANTS OF BUYER AND ACQUIRED COMPANY

5.1 APPROVALS OF GOVERNMENTAL BODIES

As promptly as practicable after the date of this Agreement, each party will make all filings required of it by legal requirements to be made to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer, Seller, and the Acquired Company will: (i) cooperate in all reasonable respects requested by the other party with the other party with respect to all filings that the other party is required by legal requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with the other party in obtaining all required consents.

5.2 LIENS

The Acquired Company will not create nor allow any mortgage, encumbrance, or lien, whether voluntary or involuntary (collectively "Liens"), on the real or personal property, assets, effects, undertaking or goodwill of the Acquired Company, other than liens securing indebtedness to


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

Republic Finance or any lender substituted for Republic Finance, without the consent of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred.

Notwithstanding the foregoing, the Acquired Company shall be entitled to grant or permit the following Liens, without any consent of its Series A preferred shareholder: (i) Liens securing payment of indebtedness incurred in connection with the acquisition of equipment or other assets and covering only those assets acquired with the proceeds of such indebtedness, (ii) Liens for taxes, assessments or other governmental charges or levies not yet due or thereafter payable without penalty, or Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue, or any such Liens being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books (but only if such Liens do not in the aggregate materially adversely affect the assets or business of the Acquired Company), (iii) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and contracts (other than for borrowed money ) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds, and (iv) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

ARTICLE 6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Buyer, in whole or in part):

6.1 ACCURACY OF REPRESENTATIONS

All of Seller's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

6.2 SELLER'S PERFORMANCE

(a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, and each of these covenants and obligations, must have been duly performed and complied with in all material respects.

(b) Each document required to be delivered by this Agreement must have been delivered, and each of the other covenants and obligations required by this Agreement must have been performed and complied with in all respects.


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

6.3 CONSENTS

Each of the consents required to be obtained must have been obtained and must be in full force and effect.

6.4 NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or threatened against any party, or against any person affiliated with any party, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

6.5 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Acquired Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

6.6  ADDITIONAL DOCUMENTS

Seller shall have delivered to Buyer a Separation Agreement in the form of ANNEX B (the "Separation Agreement") and the other documents contemplated under this Agreement and the Separation Agreement, in each case, duly executed by the parties thereto other than Buyer, the parties thereto other than Buyer shall have complied in all material respects with their respective obligations required to be performed at or before the time of the Closing, the transactions contemplated thereunder to be consummated at or before the time of the Closing shall have been consummated, and no party (other than Buyer) shall have breached in any material respect any of its representations, warranties or obligations thereunder.

ARTICLE 7. CONDITIONS PRECEDENT TO SELLER'S  OBLIGATION TO CLOSE

Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

7.1 ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.


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

7.2 BUYER'S PERFORMANCE

(a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to this Agreement and must have made the cash payments required to be made by Buyer.

7.3 CONSENTS

Each of the consents required to have been obtained must have been obtained and must be in full force and effect.

7.4 ADDITIONAL DOCUMENTS

Buyer must have caused the Seller the certificate required by Article 1 of this Agreement to be delivered to

7.5 NO INJUNCTION

There must not be in effect any legal requirement or any injunction or other order that (a) prohibits the sale of the Shares by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

ARTICLE 8. TERMINATION

8.1 TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

(a) by Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived (or cured within five (5) business days of the occurrence of the breach);

(b) (i) by Buyer if any of the conditions in Article 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Article 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

(c) by mutual written consent of Buyer and Seller; or



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

(d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 30, 1999, or such later date as the parties may agree upon.

8.2 EFFECT OF TERMINATION

Each party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate (subject to the preceding sentence), except that the obligations in Section 9.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 9. GENERAL PROVISIONS

9.1 EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

9.2 PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Seller and Buyer shall mutually determine (except as required by legal requirements). Seller and Buyer will consult with each other concerning the means by which the Acquired Company's employees, customers, and suppliers and others having dealings with the Acquired Company will be informed of the contemplated transactions, and Seller will have the right to be present for any such communication.

9.3 CONFIDENTIALITY

Between the date of this Agreement and the Closing Date, the parties will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of the parties and the Acquired Company to maintain in confidence, any written information originally furnished by a party in connection with this Agreement or the contemplated transactions relating to the Acquired Company or the business of Seller or Buyer, unless (a) such information is already known to the parties or to others not bound by a duty of confidentiality or such


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

information becomes publicly available through no fault of the parties, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

If the Contemplated Transactions are not consummated, the recipient party (unless the disclosing party has breached this Agreement) will return or destroy as much of such written information as the disclosing party may reasonably request.

9.4 NOTICES

All notices, consents, approvals, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Buyer:

John Prutch
1165 Old Mill Drive
Palatine, Illinois 60067
Facsimile No.: (847) 843-2433

with a required copy to:

Martin P. Marta
D'Ancona  & Pflaum, LLC
111 East Wacker Drive, Suite 2800
Chicago, IL 60601
Phone No.:  (312) 602-2029
Facsimile No.: (312)602-3029

Seller:

Signal Apparel Company, Inc.
Attention: Robert J. Powell, Esq., General Counsel
200A Manufacturers Road
Chattanooga, TN  37405
Facsimile No.: (423) 752-2040

with a required copy to:



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Witt, Gaither & Whitaker, P.C.
Attention: John F. Henry, Jr., Esq.
1100 SunTrust Bank Bldg.
736 Market Street
Chattanooga, TN  37402
Facsimile No.: (423) 266-4138

9.5 ADDITIONAL AGREEMENTS

For a period of twelve (12) months following the Closing, Buyer and the Acquired Company shall not compete, directly or indirectly, in any manner with the business conducted by Seller or solicit or attempt to solicit for hire any employees of Seller as of the date of this Agreement. Further, for a period of twelve (12) months following the Closing, Buyer and the Acquired Company shall not enter, directly or indirectly, into the employ of or render any service to or become affiliated with, any person, firm, or corporation which competes with Seller. The term "compete(s)" for the purposes of this Section 9.5 shall mean any business which is involved in the sale to any customer of Seller as of the date of Closing of lady's and men's swimwear and/or swimwear cover-ups and/or lady's activewear and/or bodywear or any business which holds a license for apparel products from any licensor of Seller as of the date of Closing. Without in any way limiting the foregoing, Buyer and the Acquired Company expressly agree that this Section 9.5 prohibits Buyer and the Acquired Company, directly or indirectly, for a period of twelve (12) months following the Closing, from purchasing the assets or capital stock of the company holding the Umbro license for Canada or such company purchasing the assets or capital stock of any company with which the Buyer or the Acquired Company is affiliated. Any reference to "Seller" in this Section 9.5 includes Seller's affiliated and/or subsidiary companies. The foregoing shall not apply to the purchase of Iron Knights by the Buyer or the Acquired Company, or by a company with which Buyer or the Acquired Company is affiliated, or the purchase of Iron Knights of the Acquired Company or the development of a business relationship between the Acquired Company and Iron Knights.

Buyer and the Acquired Company expressly acknowledge that they are fully aware of the nature of Seller's business as a result of Buyer's and the Acquired Company's independent investigations, and that Buyer and the Acquired Company have been given a full opportunity to consult with Seller's executives concerning the nature and scope of Seller's business. Buyer and the Acquired Company expressly acknowledge that the provisions of this Section 9.5 do not impose economic hardship on them.

9.6 CERTAIN INDEBTEDNESS

As of the date hereof, the Acquired Company is indebted to Republic Acceptance Corporation in the principal amount of $519,086.71 (The "Republic Indebtedness"), which indebtedness has been guaranteed by Seller, and Seller has guaranteed the performance of the obligations by the Acquired Company under a Lease Agreement dated May 11, 1994 between the Acquired Company and Rose Real Estate Services, Inc., Agent (the "Lease Agreement"). Effective within 60 days after the Closing, (i) Buyer shall have provided documentation to Seller evidencing that


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

Buyer shall have been substituted as Guarantor and Seller shall have been released from its obligation under the guaranty for the Republic Indebtedness, and (ii) Buyer shall provide documentation that Seller is released from its guaranty of the Lease Agreement of the Acquired Company's premises at 1028, 1030 and 1088 National Parkway, Schaumburg, Illinois. Additionally, Buyer hereby expressly guarantees payment of and assumes liability for all accounts payable of the Acquired Company set forth on Annex C. Buyer shall indemnify and hold
Seller harmless from any liability it may have with respect to the Republic Indebtedness, the Lease Agreement, and the accounts payable set forth on Annex C.

Each of Buyer and the Acquired Company agrees, effective at the time of Closing, to assume and be responsible for all obligations, including making timely rental payments totaling $75,342.00 to Seller in equal monthly payments of $6,278.50 on or before the first day of each month with the first such payment being due August 1, 1999 and performing all required maintenance, of the equipment leased to Seller under a lease agreement, by and between Information Leasing Corporation, as Lessor, and Signal Apparel Company, Inc. as Lessee, pursuant to Rental Schedule No. 46989700 attached to Master Lease Agreement dated February 1, 1997, between Information Leasing Corporation and Seller.

9.7 INDEMNIFICATION

     9.7.1 Liability, Loss or Damage

     Buyer, and the Acquired Company agree to indemnify Seller and save Seller harmless from any and all liability, loss, or damage Seller may suffer as a result of claims, demands, costs, or judgments against Seller arising from any failure of Buyer or the Acquired Company to perform any and all of their respective obligations under this Agreement and the Resolution, including, but not limited to any liability of Seller resulting from Buyer's or the Acquired Company's failure to discharge when due any liability of the Acquired Company assumed by Buyer or the Acquired Company, or arising after the Closing Date; and Seller agrees to indemnify Buyer and/or the Acquired Company and save Buyer and/or the Acquired Company harmless from any and all liability, loss, or damage Buyer and/or the Acquired Company may suffer as a result of claims, demands, costs, or judgments against Buyer and/or the Acquired Company arising from any failure of Seller to perform any and all of its obligations under this Agreement and the Resolution . (For the purposes of this Section 9.7, any such party or parties seeking indemnification shall be referred to as "Indemnitee" and the party or parties from which indemnification is sought shall be referred to as "Indemnitor").

     9.7.2 Duration

     Indemnity under this agreement shall commence on the Closing Date, and shall continue in full force until one (1) year after all of the obligations of the Buyer and Acquired Company under this Agreement and the Resolution have been fully satisfied.

     9.7.3 Notice



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

     Any party seeking indemnification from another party or parties agrees to notify Indemnitor in writing of any claim made against Indemnitee with respect to matters for which Indemnitee is entitled to receive indemnification hereunder at the addresses as disclosed in Section 9.4.

     9.7.4 Enforcement; Attorneys Fees

     In the event Indemnitee institutes any action to enforce any of the terms or conditions of this Section 9.7, Indemnitee shall be entitled to recover from the Indemnitor all costs and reasonable attorney fees incurred by Indemnitee.

9.8 JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9.9 FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

9.10 WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.




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

9.11 ENTIRE AGREEMENT AND MODIFICATION

This Agreement and the other agreements referenced herein supersede all prior agreements between the parties with respect to their subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to their subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

9.12 SCHEDULES

(a) The disclosures in the Schedules must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

(b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

9.13 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

No party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

9.14 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.15 SECTION HEADINGS, CONSTRUCTION

The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.



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9.16 TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

9.17 GOVERNING LAW

This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

9.18 COUNTERPARTS; FACSIMILE SIGNATURES

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed with facsimile signatures.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]





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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

     Seller:                                     Buyer:
     ------                                      -----


     SIGNAL APPAREL COMPANY, INC.                /s/ John W. Prutch
                                                 -------------------------------
                                                 John Prutch

     By: /s/ Thomas A. McFall
        -------------------------------
     Name: Thomas A. McFall
     Title: CEO

     Attest:
     /s/ Robert J. Powell
     ----------------------------------
     Robert J. Powell
     Secretary


      ACQUIRED COMPANY:
      -----------------

      GIDI HOLDINGS, INC.

     By: /s/ Robert J. Powell
        -------------------------------
     Title: Vice President
     Name: Robert J. Powell

     Attest:

     ----------------------------------


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